Exhibit 99.6

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	864-963-6484	954-766-2806
	billlowe@kemet.com	deandimke@kemet.com

KEMET Announces Closing of New Medium-Term Credit Facility

Greenville, South Carolina (October 22, 2008) - KEMET Corporation (NYSE:KEM) today announced that it has completed the closing and funding of a new medium-term credit facility (the “Credit Facility”) in the principal amount of EUR 60.0 million with UniCredit Corporate Banking S.p.A., formerly UniCredit Banca d’Impresa S.p.A. (“UniCredit”), a financial institution headquartered in Italy and part of the Milan-based UniCredit Group.  Proceeds of the Credit Facility in the amount of EUR 50.0 million were used to pay off an existing short-term credit facility with UniCredit with a scheduled maturity date of December 2008.  Additional proceeds from the Credit Facility in the amount of EUR 10.0 million were applied to reduce the outstanding principal of the EUR 46.8 million short-term credit facility with UniCredit with a scheduled maturity date of April 2009 (the “April 2009 Facility”).  In addition, the Company made a cash payment out of the Company’s existing cash balance to UniCredit of EUR 1.8 million which was applied to further reduce the outstanding principal of the April 2009 Facility.

The Credit Facility is effective for a four and one-half year term, terminating on April 1, 2013.  Under the terms of the Credit Facility, the Company will repay the principal amount in nine equal, semi-annual installments with the first payment due in April 2009. The Credit Facility will be priced at EURIBOR plus 1.7 percent, and will be secured with land and real estate in Italy, certain accounts receivable in Europe, and a pledge of the shares of Arcotronics Italia S.p.A. and Arcotronics Industries S.r.l., two of the Company’s subsidiaries in Italy.

The Company had previously announced the execution of the Credit Facility agreement in a September 29, 2008 press release.  In the same release, the Company announced receiving a commitment from UniCredit for a separate EUR 35.0 million credit facility (“Facility B”) structured as a factoring arrangement priced at EURIBOR plus 1.7 percent with repayment at maturity in December 2013.  The use of proceeds from Facility B will be used to pay off the remaining balance of the April 2009 Facility.  Closing on Facility B is expected to occur as soon as factoring mechanisms are put in place, but in any event no later than April 2009.

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A. Tel: 864.963.6300 Fax: 864.963.6521

KEMET Corporation (KEM) applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. KEMET’s common stock is listed on The New York Stock Exchange under the symbol KEM. Additional information about KEMET can be found at http://www.kemet.com .

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about KEMET Corporation (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.